Exhibit 99.1

ATEC Reports Record Fourth Quarter and Full-Year 2022 Financial Results

and Recent Corporate Highlights

Full-year revenue grows 44% to $351 million, including EOS revenue of $48 million

Fourth quarter revenue grows 43% to $106 million

Adjusted fourth quarter EBITDA margin improves 750 basis points year-over-year

CARLSBAD, Calif., February 28, 2023 – Alphatec Holdings, Inc. (Nasdaq: ATEC), a provider of innovative solutions dedicated to revolutionizing the approach to spine surgery, today announced financial results for the quarter and full year ended December 31, 2022, and recent corporate highlights.

Fourth Quarter and Full Year 2022 Financial Results

	Quarter Ended December 31, 2022	Year Ended December 31, 2022
Total revenue	$106 million	$351 million
GAAP gross margin	65%	66%
Non-GAAP gross margin	69%	70%
Operating expenses	$104 million	$380 million
Non-GAAP operating expenses	$85 million	$306 million
GAAP operating loss	($35) million	($147) million
Non-GAAP adjusted EBITDA	($3) million	($28) million
Ending cash balance	$85 million

Recent Highlights

•
Expanded lateral procedural sophistication with PTP and LTP the strongest contributors to Q4 and full year revenue growth;
•
Drove a 26% increase in surgical volume and an 18% increase in average revenue per procedure in Q4;
•
Trained over 500 surgeons in 2022, contributing to a 22% increase in surgeon users compared to prior year;
•
Secured non-dilutive capital creating access to cash and liquidity of up to $275 million.

"I applaud the entire ATEC Family for delivering another record-breaking year," said Pat Miles, Chairman and Chief Executive Officer. "Our success endures because our priorities do not change: we focus exclusively on spine, pursue the unmet clinical needs of surgery, and we create innovative, integrated procedures to address those needs faster than others in the industry. Many of the leading minds in spine are attracted to ATEC because their passion, like ours, is to obsessively rethink surgical procedures from the ground up. At ATEC, our business is in the operating room. With the know-how we have assembled, I could not be more enthusiastic about the opportunities ahead."

Financial Outlook for the Full-Year 2023

The Company continues to expect total revenue for the fiscal year ended December 31, 2023, to approximate $438 million, reflecting growth of approximately 25% compared to 2022. This includes surgical revenue of $383 million and approximately $55 million of EOS revenue. The Company expects to achieve non-GAAP adjusted EBITDA break-even for the full-year 2023.

Financial Results Webcast

The Company will host a live webcast today at 1:30 p.m. PT / 4:30 p.m. ET. To access the live webcast, please visit the Investor Relations Section of ATEC’s Corporate Website.

To dial into the live webcast, please register at this link. Access details will be shared via email.

A replay of the webcast will remain available through the Investor Relations Section of ATEC’s Corporate Website for twelve months. In addition, a dial-in replay will be available beginning two hours after the webcast’s completion through March 7, 2023. Access the replay by dialing (800) 770-2030 and referencing conference ID number 97241.

Non-GAAP Financial Information

To supplement the Company’s financial statements presented in accordance with generally accepted accounting principles in the United States of America (GAAP), the Company reports certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating loss, and non-GAAP adjusted EBITDA. The Company believes that these non-GAAP financial measures provide investors with an additional tool for evaluating the Company's core performance, which management uses in its own evaluation of continuing operating performance, and a baseline for assessing the future earnings potential of the Company. The Company’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Non-GAAP financial results should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Included below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measures.

Inducement Awards Granted

As an inducement material to accepting employment with the Company, and in accordance with Nasdaq Listing Rule 5635(c)(4), ATEC today announced that the independent Compensation Committee of the Board of Directors has approved aggregate grants to twenty new employees (who are not executive officers) of, collectively, 22,349 restricted stock units (“RSUs”) under the Company’s 2016 Employment Inducement Award Plan. The RSUs will vest in equal annual installments on each of the first four anniversaries of the grant date, provided that the recipient remains continuously employed by ATEC as of such vesting date. In addition, the RSUs will vest fully upon a change of control of ATEC.

About Alphatec Holdings, Inc.

ATEC, through its wholly owned subsidiaries, Alphatec Spine, Inc., EOS imaging S.A. and SafeOp Surgical, Inc., is a medical device company dedicated to revolutionizing the approach to spine surgery through clinical distinction. ATEC’s Organic Innovation MachineTM is focused on developing new approaches that integrate seamlessly with the Company’s expanding AlphaInformatiX Platform to better inform surgery and more safely and reproducibly achieve the goals of spine surgery. ATEC’s vision is to become the Standard Bearer in Spine. For more information, visit us at www.atecspine.com.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company cautions investors that there can be no assurance that actual results will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward-looking statements include, but are not limited to: references to the Company’s revenue, balance sheet, growth and financial outlook; planned product launches, introductions, regulatory submissions or clearances; efforts to transform sales and distribution channels; the Company’s ability to compel surgeon adoption; and the Company’s future ability to finance its operations and sufficiency of its cash runway. Important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: the uncertainty of success in developing new products or products currently in the pipeline; the uncertainties in the Company’s ability to execute upon its strategic operating plan; the uncertainties regarding the ability to successfully license or acquire new products, and the commercial success of such products; failure to achieve acceptance of the Company’s products by the surgeon community; failure to obtain FDA or other regulatory clearance or approval or unexpected or prolonged delays in the process; continuation of favorable third-party reimbursement; unanticipated expenses or liabilities or other adverse events affecting cash flow or the Company’s ability to achieve profitability; uncertainty of additional funding; the Company’s ability to compete with other products or with emerging technologies; product liability exposure; an unsuccessful outcome in any litigation; patent infringement claims; claims related to the Company’s intellectual property; and the Company’s ability to meet its financial obligations. A further list and description of these and other factors, risks and uncertainties can be found in the Company's most recent annual report, and any subsequent quarterly and current reports, filed with the Securities and Exchange Commission. ATEC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Investor/Media Contact:

Tina Jacobsen, CFA

Investor Relations

(760) 494-6790

investorrelations@atecspine.com

Company Contact:

J. Todd Koning

Chief Financial Officer

investorrelations@atecspine.com

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
	(unaudited)
Revenue:
Revenue from products and services	$105,944	$73,922	$350,852	$242,258
Revenue from international supply agreement	—	40	15	954
Total revenue	105,944	73,962	350,867	243,212
Cost of sales	37,093	28,737	117,808	85,450
Gross profit	68,851	45,225	233,059	157,762
Operating expenses:
Research and development	11,604	8,984	44,033	32,015
Sales, general and administrative	81,920	66,692	300,013	229,271
Litigation-related expenses	7,314	5,412	23,943	11,123
Amortization of acquired intangible assets	2,934	1,956	10,115	5,348
Transaction-related expenses	—	209	120	6,365
Restructuring expenses	106	110	1,810	1,697
Total operating expenses	103,878	83,363	380,034	285,819
Operating loss	(35,027)	(38,138)	(146,975)	(128,057)
Interest and other expense, net:
Interest expense, net	(1,329)	(1,504)	(5,505)	(7,108)
Loss on debt extinguishment, net	—	—	—	(7,434)
Other (expense) income, net	1,049	(544)	471	(1,563)
Total interest and other expense, net	(280)	(2,048)	(5,034)	(16,105)
Net loss before taxes	(35,307)	(40,186)	(152,009)	(144,162)
Income tax (benefit) provision	(321)	1	140	164
Net loss	$(34,986)	$(40,187)	$(152,149)	$(144,326)
Net loss per share, basic and diluted	$(0.33)	$(0.40)	$(1.47)	$(1.50)
Weighted average shares outstanding, basic and diluted	105,858	99,300	103,373	96,197
Stock-based compensation included in:
Cost of sales	$1,157	$248	$2,597	$737
Research and development	1,029	1,454	5,016	4,056
Sales, general and administrative	7,906	8,024	32,943	31,657
	$10,092	$9,726	$40,556	$36,450

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2022	December 31, 2021

ASSETS
Current assets:
Cash and cash equivalents	$84,696	$187,248
Accounts receivable, net	60,060	41,893
Inventories	101,521	91,703
Prepaid expenses and other current assets	9,357	10,313
Total current assets	255,634	331,157
Property and equipment, net	101,952	87,401
Right-of-use assets	28,360	25,283
Goodwill	39,775	39,689
Intangible assets, net	82,781	85,274
Other assets	4,874	3,249
Total assets	$513,376	$572,053

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$34,742	$25,737
Accrued expenses and other current liabilities	72,382	55,549
Contract liabilities	11,956	15,255
Short-term debt	14,948	342
Current portion of operating lease liabilities	4,842	4,212
Total current liabilities	138,870	101,095
Total long-term liabilities	387,616	367,933
Redeemable preferred stock	23,603	23,603
Stockholders' (deficit) equity	(36,713)	79,422
Total liabilities and stockholders' (deficit) equity	$513,376	$572,053

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
(unaudited)
Gross profit, GAAP	$68,851	$45,225	$233,059	$157,762
Add: amortization of intangible assets	27	268	64	1,075
Add: stock-based compensation	1,157	248	2,597	737
Add: purchase accounting adjustments on acquisitions	565	2,083	1,349	6,423
Add: excess and obsolete write-down	2,769	4,305	9,792	11,147
Non-GAAP gross profit	$73,369	$52,129	$246,861	$177,144
Gross margin, GAAP	65.0%	61.1%	66.4%	64.9%
Add: amortization of intangible assets	0.0%	0.4%	0.0%	0.4%
Add: stock-based compensation	1.1%	0.3%	0.7%	0.3%
Add: purchase accounting adjustments on acquisitions	0.5%	2.8%	0.4%	2.6%
Add: excess and obsolete write-down	2.6%	5.8%	2.8%	4.6%
Non-GAAP gross margin	69.2%	70.5%	70.3%	72.8%

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
(unaudited)
Operating expenses, GAAP	$103,878	$83,363	$380,034	$285,819
Adjustments:
Stock-based compensation	(8,935)	(9,478)	(37,959)	(35,713)
Litigation-related expenses	(7,314)	(5,412)	(23,943)	(11,123)
Amortization of intangible assets	(2,934)	(1,956)	(10,115)	(5,348)
Transaction-related expenses	-	(209)	(120)	(6,365)
Restructuring expenses	(106)	(110)	(1,810)	(1,697)
Non-GAAP operating expenses	$84,589	$66,198	$306,087	$225,573

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
(unaudited)
Operating loss, GAAP	$(35,027)	$(38,138)	$(146,975)	$(128,057)
Depreciation	8,388	6,544	30,989	20,332
Amortization of intangible assets	2,961	2,226	10,179	6,424
EBITDA	(23,678)	(29,368)	(105,807)	(101,301)
Add back significant items:
Stock-based compensation	10,092	9,726	40,556	36,450
Purchase accounting adjustments on acquisitions	565	2,083	1,349	6,423
Excess & obsolete write-down	2,769	4,305	9,792	11,147
Litigation-related expenses	7,314	5,412	23,943	11,123
Transaction-related expenses	-	209	120	6,365
Restructuring expenses	106	110	1,810	1,697
Adjusted EBITDA	$(2,832)	$(7,523)	$(28,237)	$(28,096)